Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 033-62201) of Pro-Fac Cooperative, Inc. of our report dated August 1, 2000 appearing on page 27 of this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP

    Rochester, New York
    September 15, 2000